EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
as of December 31, 2024

Entity Name	State/Country
1422722 Ontario Inc.	Ontario, Canada
Burton Group, Inc.	Utah, United States
Capterra Inc.	Delaware, United States
CEB (Barbados) SRL	Barbados
CEB Global Holdings Limited	United Kingdom
CEB Global Limited	United Kingdom
CEB Holdings UK 1 Limited	United Kingdom
CEB Holdings UK 2 Limited	United Kingdom
CEB International Holdings LLC	Delaware, United States
CEB LLC	Delaware, United States
Computer Financial Consultants Limited	United Kingdom
Computer Financial Consultants, Inc.	United States
CXO Acquisition Co.	Delaware, United States
Dataquest, Inc.	California, United States
Evanta Ventures, Inc.	Delaware, United States
G.G. Properties, Ltd.	Bermuda
Gartner Advisory (Singapore) Pte Ltd	Singapore
Gartner Australasia PTY Limited (including branch in New Zealand)	Australia
Gartner Austria GmbH	Austria
Gartner Belgium BVBA (including branch in Luxembourg)	Belgium
Gartner Canada Co.	Nova Scotia, Canada
Gartner Consulting (Beijing) Co., LTD. (including branches in Shanghai & Shenzhen)	China
Gartner Czech Republic s.r.o.	Czechia
Gartner Danmark ApS	Denmark
Gartner Deutschland GmbH	Germany
Gartner Digital Market Ireland Limited	Ireland
Gartner do Brasil Serviços de Pesquisas Ltda.	Brazil
Gartner Espana, S.L. (including branch in Portugal)	Spain
Gartner Finland Oy	Finland
Gartner France SARL	France
Gartner Global Holdings Malta I Ltd.	Malta
Gartner Global Holdings Malta II Ltd.	Malta
Gartner Group (Thailand) Ltd.	Thailand
Gartner Group Taiwan Ltd.	Taiwan
Gartner Gulf FZ LLC (including branch in Abu Dhabi)	United Arab Emirates
Gartner Holdings Cyprus Ltd	Cyprus
Gartner Holdings Malta Ltd.	Malta
Gartner Holdings UK I Limited Partnership	United Kingdom
Gartner Holdings, LLC	Delaware, United States

EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
as of December 31, 2024

Entity Name	State/Country
Gartner Hong Kong Limited	Hong Kong
Gartner India Research & Advisory Services Private Limited	India
Gartner Ireland Limited	Ireland
Gartner Israel Advisory Ltd.	Israel
Gartner Italia S.r.l.	Italy
Gartner Japan Ltd.	Japan
Gartner Malta Ltd.	Malta
Gartner Mexico, S. de R.L. de C.V.	Mexico
Gartner Nederland B.V.	Netherlands
Gartner Norge AS	Norway
Gartner Poland Sp. z o.o.	Poland
Gartner QFC LLC	Qatar
Gartner Regional Headquarter	Saudi Arabia
Gartner Research & Advisory (Malaysia) Sdn. Bhd.	Malaysia
Gartner Research & Advisory Korea Co., Ltd.	Korea
Gartner Research and Advisory (Thailand) Limited	Thailand
Gartner Research Holdings Ltd.	Bermuda
Gartner Saudi Arabia Limited	Saudi Arabia
Gartner South Africa (Pty) Ltd.	South Africa
Gartner Sverige AB	Sweden
Gartner Switzerland GmbH	Switzerland
Gartner Turkey Teknoloji Araştırma ve Danışmanlık Hizmetleri Limited Şirketi	Turkey
Gartner U.K. Limited	United Kingdom
Gartner, LLC	Delaware, United States
Infinote Corporation	Delaware, United States
L2, Inc.	Delaware, United States
Leadership Transition Institute, LLC	Delaware, United States
Machina Research USA, Incorporated	Delaware, United States
Meta Group GmbH	Germany
META Group Saudi	Saudi Arabia
Nubera eBusiness, S.L.	Spain
Pulse Q&A Inc.	Delaware, United States
Pulse Social Research Platform Inc.	Canada
SCM World US Inc.	Delaware, United States
Senexx Israel Ltd.	Israel
SircleIT, Inc.	Delaware, United States
Software Advice, Inc.	California, United States
Sports Leadership Acquisition Co.	Delaware, United States
Talent Assessment Holdings Ltd.	United Kingdom
The Research Board, Inc.	Delaware, United States

EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
as of December 31, 2024

Entity Name	State/Country
TOPO Research, LLC	Delaware, United States
UpCity, Inc	Delaware, United States
Valtera Corporation	Illinois, United States